                             POWER OF ATTORNEY FOR

                       REGISTRATION STATEMENT ON FORM S-4

            KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints Robert F.X. Sillerman and Howard J. Tytel and each of them, as attorneys-in-fact for the undersigned (with full power of substitution and resubstitution), for and in the name, place and stead of the undersigned, individually and in the capacities stated below, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, a Registration Statement on Form S-4 (the "Registration Statement"), for the purpose of registering the SFX Entertainment, Inc. offer to exchange its 9 1/8% Senior Subordinated Notes due 2008 for all its outstanding 9 1/8% Senior Subordinated Notes due 2008 and any and all amendments, supplements and exhibits to any such Registration Statement, including post-effective amendments, and any and all documents required to be filed with any state securities regulating board or commission pertaining to such Registration Statement or securities covered thereby, hereby granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in order to effectuate the same as fully and to all intents and purposes as each of the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may do or cause to be done by virtue hereof.




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
Vice President or Chief Financial       SFX Entertainment, Inc.                 Old PCI, Inc.
Officer (principal financial and        AKG, Inc.                               PACE AEP Acquisition, Inc.
principal accounting officer) of:       Ardee Festivals N.J., Inc.              PACE Amphitheaters, Inc.
                                        Ardee Productions, Ltd.                 PACE Amphitheater Management, Inc.
                                        Atlanta Concerts, Inc.                  PACE Bayou Place, Inc.
                                        Beach Concerts, Inc.                    PACE Communications, Inc.
                                        BG Presents, Inc.                       PACE Concerts GP, Inc.
                                        Bill Graham Enterprises, Inc.           PACE Concerts, Ltd.
                                        Bill Graham Management, Inc.            PACE Entertainment Corporation
                                        Bill Graham Presents, Inc.              PACE Entertainment GP Corp.
                                        Broadway Concerts, Inc.                 PACE Entertainment Group, Ltd.
                                        Cooley and Conlon Management Co.        PACE Milton Keynes, Inc.
                                        Concerts, Inc.                          PACE Motor Sports, Inc.
                                        Connecticut Amphitheater Development    PACE Music Group, Inc.
                                          Corporation                           PACE Productions, Inc.
                                        Connecticut Concerts, Incorporated      PACE Theatrical Group, Inc.
                                        Contemporary Group Acquisition Corp.    PACE Touring, Inc.
                                        Contemporary Group, Inc.                 PACE U.K. Holding Corporation
                                        Contemporary Marketing, Inc.            PACE Variety Entertainment, Inc.
                                        Contemporary Productions, Incorporated  PEC, Inc.
                                        Contemporary Sports, Incorporated       Polaris Amphitheatre Concerts, Inc.
                                        Deer Creek Amphitheater Concerts, Inc.  PTG-Florida, Inc.
                                        Delsener/Slater Enterprises, Ltd.       QN Corp.
                                        Dumb Deal, Inc.                         SFX Broadcasting of the Midwest, Inc.
                                        Entertainment Performing Arts, Inc.     SFX Concerts, Inc.
                                        Exit 116 Revisited, Inc.                Shoreline Amphitheatre, Ltd.
                                        Festival Productions, Inc.              SJS Entertainment Corporation
                                        Fillmore Corporation                    SM/PACE, Inc.
                                        Fillmore Fingers, Inc.                  Southern Promotions, Inc.
                                        FPI Concerts, Inc.                      Sunshine Designs, Inc.
                                        High Cotton, Inc.                       Suntex Acquisition, Inc.
                                        In House Tickets, Inc.                  The Album Network Inc.
                                        Irving Plaza Concerts, Inc.             Touring Productions, Inc.
                                        Murat Center Concerts, Inc.             Tuneful Company, Inc.
                                        NOC, Inc.                               Wolfgang Records



and as a Director of:                   SFX Entertainment, Inc.
                                        BG Presents, Inc.
                                        Entertainment Performing Arts, Inc.
                                        SJS Entertainment Corporation


Dated: April 16, 1998                             /s/ Thomas P. Benson
                                            ----------------------------------
                                                   Thomas P. Benson
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